Exhibit 99.3
Klaviyo Announces Pre-Arranged Stock Sale Plan by Andrew Bialecki, CEO and Co-Founder
Boston, Mass., May 13, 2025 — Klaviyo, Inc. (the “Company”) (NYSE: KVYO), the only CRM built for consumer brands, today announced that, following the closing of the previously announced underwritten public offering of shares of the Company’s Series A common stock, par value $0.001 per share (“Series A common stock”), by Andrew Bialecki, the Company’s CEO and co-founder, Mr. Bialecki plans to adopt a pre-arranged stock trading plan (the “Plan”) in accordance with Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934, as amended, and the policies of the Company regarding stock transactions. Under the Plan, Mr. Bialecki may sell up to 8,000,000 shares of Series A common stock, subject to certain terms and conditions. The Plan will terminate on the earlier of the sale of all shares pursuant to the Plan or May 29, 2026.
Rule 10b5-1 allows a company’s officers and directors to adopt pre-arranged stock trading plans that meet certain requirements when they do not have material, non-public information, to provide for the sale of up to a predetermined, fixed number of company shares under certain specified conditions. Because sales under the Plan are subject to certain market pricing parameters and trading limitations, Mr. Bialecki will not have discretion over the exact number of shares that will be sold under the Plan.
Mr. Bialecki’s Plan allows for diversification of his personal assets. Mr. Bialecki has not sold any shares of Klaviyo common stock since the closing of Klaviyo’s initial public offering on September 22, 2023, and these planned transactions represent 8.1% of his current beneficial ownership of 98,865,414 shares of the Company’s Series B common stock, par value $0.001 per share.
Mr. Bialecki's compensation from Klaviyo remains an annual base salary of $75,000, with no bonus, variable compensation, stock options or restricted stock units. Additional details on Mr. Bialecki's compensation are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”).
Any transactions under the Plan will be disclosed publicly through Form 4 filings with the SEC.
About Klaviyo
Klaviyo (NYSE: KVYO) is the only CRM built for B2C brands. Powered by its built-in data platform and AI insights, Klaviyo combines marketing automation, analytics, and customer service into one unified solution, making it easy for businesses to know their customers and grow faster. Klaviyo (CLAY-vee-oh) helps relationship-driven brands like Mattel, Glossier, Core Power Yoga, Daily Harvest and 169,000+ others deliver 1:1 experiences at scale, improve efficiency, and drive revenue.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including among other things, statements concerning the Plan and Mr. Bialecki’s ownership of shares of our common stock. These forward-looking statements include, but are not limited to, plans, intentions, expectations, strategies and prospects and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, the risks set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and in subsequent filings made by the Company with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
Press Contact
Amy Hufft
press@klaviyo.com
Investor Relations Contact
Andrew Zilli
ir@klaviyo.com